CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 9, 2011, relating to the financial statements and financial highlights that appears in the April 30, 2011 Annual Report to Shareholders of Invesco U.S. Mid Cap Value Fund and our reports dated June 20, 2011, relating to the financial statements and financial highlights that appear in the April 30, 2011 Annual Reports to Shareholders of Invesco Energy Fund, Invesco Gold & Precious Metals Fund, Invesco Leisure Fund, Invesco Technology Fund, Invesco Utilities Fund, Invesco Van Kampen American Value Fund and Invesco Van Kampen Comstock Fund, eight of the funds constituting AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
August 22, 2011